<DOCUMENT>
<TYPE>8-K
<SEQUENCE>1
<FILENAME>whiteknightauditorengagement
<DESCRIPTION>WHITE KNIGHT SST 8-k
<TEXT>

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 1, 2004

WHITE KNIGHT SST, INC.
(Exact Name of Registrant as Specified in its Charter)

            Florida                                                                                   1-12992                                                              34-1711764
(State or Other Jurisdiction                                                               (Commission                                                     (I.R.S. Employer
        of Incorporation)                                                                          File No.)                                                         Identification No.)

12409 Telecom Drive, Tampa, Florida 33637
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (813) 979-9222

Centrics Holdings Corporation
(formerly NuMed Home Health Care, Inc.)
10150 Highland Manor Drive, Suite 236, Tampa, Florida 33610
(Former Name or Former Address, if Changed Since Last Report)

Item 4 - Change in Registrant's Certifying Accountant

(a)(1) Previous Principal Independent Accountant and Auditor

(i) The Company's former Independent Accountant was Deloitte & Touche LLP ("Deloitte").  On November 1, 2000, NuMed Home Health Care, Inc. filed voluntary petition with the US Bankrutpcy Court.  Please refer to the 8-K filed November 15, 2000.  At that time, NuMed was in arrears with its former accountant.  As a result, the former accountant ceased their association with Numed.

(ii) Deloitte had provided no reports on the financial statements of the Company since the year ended 1999.

(iii) The decision to change principal independent accountant and auditor was authorized by the Company's Board of Directors.

(iv) (A) In connection with its audit for the year ended March 31, 1999, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

(B) None of the reportable events described under item 304(a)(1)(iv) of Regulation S-B has occurred.

(2)  The Company has requested that the former Certifying Accountant provide a statement acknowledging the contents of this Form 8-K.

(b) New Principal Independent Accountant and Auditor

(i) On August 30, 2004, the Company engaged Brimmer, Burek & Keelan, LLP ("BBK") as its new principal independent accountant and auditor. The engagement was approved by the Company's Board of Directors on August 30, 2004.

(ii) The Company has not consulted with BBK on the application of any accounting principles or proposed transactions, the type of audit opinion that might be given, any matter that was either the subject of a disagreement, or a reportable event identified in response to Item 304(a)(l)(iv) of Regulation S-B.

Item 5 - Other Events

(a) Name Change

Previously the Company reported that effective December 22, 2003, the Company's Board of Directors amended the Company's Articles of Incorporation changing our name from Centrics Holdings Corporation, (formerly NuMed Home Health Care) to White Knight SST, Inc.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7,  2004

WHITE KNIGHT SST, INC.

By:s/s MARK C. CLANCY__
Name: Mark Clancy
Title: President

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</DOCUMENT>